Exhibit 99.1

First Connecticut Bancorp, Inc. reports first quarter 2017 earnings of $0.32 diluted earnings per share

FARMINGTON, Conn., April 18, 2017 – First Connecticut Bancorp, Inc. (NASDAQ: FBNK), the holding company for Farmington Bank, reported a 41% increase in net income to $5.1 million, or $0.32 diluted earnings per share for the quarter ended March 31, 2017 compared to net income of $3.6 million, or $0.24 diluted earnings per share for the quarter ended March 31, 2016.

"I am pleased to report record earnings for the first quarter. Our emphasis on expense management and efficiency, coupled with our asset sensitive balance sheet reflect marked improvement in our return on average assets of 0.71%, return on average equity of 7.67% and efficiency ratio of 67.85%, as compared to a year ago. Our business model remains focused on the essential banking services of taking in deposits and making loans in the communities in which we serve.  The work being accomplished by our employees in producing operational efficiencies through our quality improvement initiatives is impressive." stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

"I am also pleased that for the third year in a row, we have been named "Best Community Bank", through a reader's poll by a large Connecticut based magazine.

Financial Highlights

•	Net interest income increased $1.1 million to $19.3 million in the first quarter of 2017 compared to the linked quarter and increased $1.7 million compared to the first quarter of 2016.

•	Net interest rate margin was 2.94% in the first quarter of 2017 compared to 2.75% in the linked quarter and 2.82% in the prior year quarter.

•	Efficiency ratio was 67.85% in the first quarter of 2017 compared to 70.64% in the linked quarter and 75.19% in the prior year quarter.

•	Noninterest expense to average assets was 2.12% in the first quarter of 2017 compared to 2.13% in the linked quarter and 2.27% in the prior year quarter.

•	Organic loan growth remained strong during the first quarter of 2017 as loans increased $59.4 million to $2.6 billion at March 31, 2017 and increased $236.5 million or 10% from a year ago.

•	Overall deposits increased $72.8 million to $2.3 billion in the first quarter of 2017 compared to the linked quarter and increased $190.0 million or 9% from a year ago.

•	Loans to deposits were 114% in the first quarter of 2017 compared to 115% in the linked quarter and 113% in the first quarter of 2016.

•	Tangible book value per share increased to $16.62 for the quarter ended March 31, 2017 compared to $16.37 on a linked quarter basis and $15.72 at March 31, 2016.

•	Checking accounts grew by 7% or 3,810 net new accounts from a year ago.

•
Loan delinquencies 30 days and greater represented 0.67% of total loans at March 31, 2017 compared to 0.68% of total loans at December 31, 2016 and 0.55% at March 31, 2016.  Non-accrual loans represented 0.61% of total loans compared to 0.69% of total loans on a linked quarter basis and 0.55% of total loans at March 31, 2016.

•	The allowance for loan losses represented 0.82% of total loans at March 31, 2017 and 0.85% of total loans at December 31, 2016 and at March 31, 2016.

•	The Company paid a quarterly cash dividend of $0.11 per share during the first quarter, an increase of $0.02 compared to the linked quarter and an increase of $0.04 from a year ago.

First quarter 2017 compared with fourth quarter 2016

Net interest income

•
Net interest income increased $1.1 million to $19.3 million in the first quarter of 2017 compared to the linked quarter primarily due to a $78.4 million increase in the average loans balance and a 12 basis point increase in the loan yield to 3.64%.

•	Net interest margin was 2.94% in the first quarter of 2017 compared to 2.75% in the linked quarter.

•	The cost of interest-bearing liabilities decreased 1 basis point to 76 basis points in the first quarter of 2017 compared to 77 basis points in the linked quarter.

Provision for loan losses

•	Provision for loan losses was $325,000 for the first quarter of 2017 compared to $616,000 for the linked quarter.

•	Net charge-offs in the quarter were $505,000 or 0.08% to average loans (annualized) compared to $350,000 or 0.06% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.82% of total loans at March 31, 2017 and 0.85% of total loans at December 31, 2016.

Noninterest income

•
Total noninterest income decreased $371,000 to $3.2 million in the first quarter of 2017 compared to the linked quarter primarily due to a $509,000 decrease in net gain on loans sold offset by a $208,000 increase in other noninterest income.

•	Net gain on loans sold decreased $509,000 to $416,000 primarily due to a decrease in volume and a higher rate environment.

•	Other noninterest income increased $208,000 primarily due to a $432,000 increase in swap fees offset by a $283,000 recovery in fair value in mortgage servicing rights in the fourth quarter of 2016.

•	Other noninterest income includes swap fees totaling $711,000 compared to $279,000 in the linked quarter.

Noninterest expense

•
Noninterest expense increased $53,000 in the first quarter of 2017 to $15.2 million compared to the linked quarter primarily due to a $218,000 increase in salaries and employee benefits, $102,000 increase in occupancy expense offset by a $316,000 decrease in other operating expenses.

•
Other operating expenses decreased $316,000 in the first quarter of 2017 compared to the linked quarter primarily due to decreases of $157,000 in outside services and $97,000 in check and debit card losses.

Income tax expense

•
Income tax expense was $1.8 million in the first quarter of 2017 and in the fourth quarter of 2016. Income tax expense in the fourth quarter of 2016 included a $137,000 write-off of a deferred tax asset associated with the establishment of the Bank's foundation in 2011.

First quarter 2017 compared with first quarter 2016

Net interest income

•
Net interest income increased $1.7 million to $19.3 million in the first quarter of 2017 compared to the prior year quarter due primarily to a $209.4 million increase in the average loan balance and a 5 basis point increase in the loan yield to 3.64%.

•	Net interest margin was 2.94% in the first quarter of 2017 compared to 2.82% in the prior year quarter.

•	The cost of interest-bearing liabilities decreased 1 basis point to 76 basis points in the first quarter of 2017 compared to 77 basis points in the prior year quarter.

Provision for loan losses

•	Provision for loan losses was $325,000 for the first quarter of 2017 compared to $217,000 for the prior year quarter.

•	Net charge-offs in the quarter were $505,000 or 0.08% to average loans (annualized) compared to $241,000 or 0.04% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.82% of total loans at March 31, 2017 and 0.85% of total loans at March 31, 2016.

Noninterest income

•
Total noninterest income increased $265,000 to $3.2 million in the first quarter of 2017 compared to the prior year quarter primarily due to a $416,000 increase in other noninterest income offset by a $169,000 decrease in net gains on loans sold and bank owned life insurance.

•	Other noninterest income increased $416,000 to $874,000 in the first quarter of 2017 compared to the prior year quarter primarily due to a $396,000 increase in swap fees.

Noninterest expense

•
Noninterest expense decreased $125,000 in the first quarter of 2017 to $15.2 million compared to the prior year quarter primarily due to a $263,000 decrease in other operating expenses offset by a $146,000 increase in marketing expenses.

•	Other operating expenses decreased $263,000 to $2.5 million primarily due to decreases in check and debit card losses and a one-time charge reissuing EMV chip debit cards in the prior year quarter.

•	Marketing expense increased $146,000 primarily due to efforts to increase the Bank's sales support in central Connecticut and western Massachusetts.

Income tax expense

•
Income tax expense was $1.8 million in the first quarter of 2017 and $1.3 million in the prior year quarter.  Increase in income tax expense was primarily due to a $2.0 million increase in income over the prior year.

March 31, 2017 compared to March 31, 2016

Financial Condition

•	Total assets increased $202.7 million or 8% at March 31, 2017 to $2.9 billion compared to $2.7 billion at March 31, 2016, largely reflecting an increase in net loans.

•	Our investment portfolio totaled $155.9 million at March 31, 2017 compared to $148.6 million at March 31, 2016, an increase of $7.2 million due to an increase in collateral requirements.

•	Net loans increased $235.3 million or 10% at March 31, 2017 to $2.6 billion compared to $2.4 billion at March 31, 2016 due to our continued focus on commercial and residential lending.

•
Deposits increased $190.0 million or 9% to $2.3 billion at March 31, 2017 compared to $2.1 billion at March 31, 2016 primarily due to an increase in retail deposits as we continue to develop and grow relationships in the geographical areas we serve.  We had municipal deposit balances totaling $451.2 million and $424.8 million at March 31, 2017 and 2016, respectively.

•	Federal Home Loan Bank of Boston advances increased $22.5 million to $282.1 million at March 31, 2017 compared to $259.6 million at March 31, 2016.

Asset Quality

•
At March 31, 2017 the allowance for loan losses represented 0.82% of total loans and 133.63% of non-accrual loans, compared to 0.85% of total loans and 122.60% of non-accrual loans at December 31, 2016 and 0.85% of total loans and 154.08% of non-accrual loans at March 31, 2016.

•	Loan delinquencies 30 days and greater represented 0.67% of total loans at March 31, 2017 compared to 0.68% of total loans at December 31, 2016 and 0.55% of total loans at March 31, 2016.

•	Non-accrual loans represented 0.61% of total loans at March 31, 2017 compared to 0.69% of total loans at December 31, 2016 and 0.55% of total loans at March 31, 2016.

•
Net charge-offs in the quarter were $505,000 or 0.08% to average loans (annualized) compared to $350,000 or 0.06% to average loans (annualized) in the linked quarter and $241,000 or 0.04% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.67% at March 31, 2017.

•	Tangible book value per share is $16.62 compared to $16.37 on a linked quarter basis and $15.72 at March 31, 2016.

•
The Company had 600,945 shares remaining to repurchase at March 31, 2017 from prior regulatory approval. Repurchased shares are held as treasury stock and will be available for general corporate purposes.

•
At March 31, 2017, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 24 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Wednesday, April 19, 2017 at 10:30am Eastern Time to discuss first quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2017	2016	2016	2016	2016
Selected Financial Condition Data:

Total assets	$ 2,904,264	$ 2,837,555	$ 2,831,960	$ 2,779,224	$ 2,701,614
Cash and cash equivalents	36,427	47,723	89,940	66,743	59,166
Securities held-to-maturity, at amortized cost	50,320	33,061	7,338	7,640	19,964
Securities available-for-sale, at fair value	105,541	103,520	134,094	149,396	128,681
Federal Home Loan Bank of Boston stock, at cost	16,418	16,378	15,139	18,240	15,688
Loans, net	2,585,521	2,525,983	2,455,101	2,403,420	2,350,245
Deposits	2,287,852	2,215,090	2,247,873	2,051,438	2,097,832
Federal Home Loan Bank of Boston advances	282,057	287,057	220,600	340,600	259,600
Total stockholders' equity	264,667	260,176	255,615	252,242	248,013
Allowance for loan losses	21,349	21,529	21,263	20,720	20,174
Non-accrual loans	15,976	17,561	17,829	13,523	13,093
Impaired loans	32,407	34,273	37,599	38,216	38,588
Loan delinquencies 30 days and greater	17,346	17,271	18,238	12,206	13,095

Selected Operating Data:

Interest income	$ 23,212	$ 22,160	$ 21,805	$ 21,698	$ 21,323
Interest expense	3,962	4,038	4,050	3,826	3,817
Net interest income	19,250	18,122	17,755	17,872	17,506
Provision for loan losses	325	616	698	801	217
Net interest income after provision for loan losses	18,925	17,506	17,057	17,071	17,289
Noninterest income	3,165	3,536	3,685	2,617	2,900
Noninterest expense	15,152	15,099	15,484	14,644	15,277
Income before income taxes	6,938	5,943	5,258	5,044	4,912
Income tax expense	1,845	1,757	1,485	1,401	1,299

Net income	$ 5,093	$ 4,186	$ 3,773	$ 3,643	$ 3,613

Performance Ratios (annualized):

Return on average assets	0.71%	0.59%	0.54%	0.54%	0.54%
Return on average equity	7.67%	6.43%	5.89%	5.77%	5.82%
Net interest rate spread (1)	2.76%	2.57%	2.56%	2.70%	2.65%
Net interest rate margin (2)	2.94%	2.75%	2.74%	2.87%	2.82%
Non-interest expense to average assets (3)	2.12%	2.13%	2.22%	2.23%	2.27%
Efficiency ratio (4)	67.85%	70.64%	72.53%	73.52%	75.19%
Average interest-earning assets to average
interest-bearing liabilities	129.85%	130.20%	129.42%	129.54%	128.45%
Loans to deposits	114%	115%	110%	118%	113%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.82%	0.85%	0.86%	0.86%	0.85%
Allowance for loan losses as a percent of
non-accrual loans	133.63%	122.60%	119.26%	153.22%	154.08%
Net charge-offs (recoveries) to average loans (annualized)	0.08%	0.06%	0.03%	0.04%	0.04%
Non-accrual loans as a percent of total loans	0.61%	0.69%	0.72%	0.56%	0.55%
Non-accrual loans as a percent of total assets	0.55%	0.62%	0.63%	0.49%	0.48%
Loan delinquencies 30 days and greater as a
percent of total loans	0.67%	0.68%	0.74%	0.50%	0.55%

Per Share Related Data:

Basic earnings per share	$ 0.34	$ 0.28	$ 0.25	$ 0.24	$ 0.24
Diluted earnings per share	$ 0.32	$ 0.27	$ 0.25	$ 0.24	$ 0.24
Dividends declared per share	$ 0.11	$ 0.09	$ 0.08	$ 0.07	$ 0.07
Tangible book value (5)	$ 16.62	$ 16.37	$ 16.17	$ 15.95	$ 15.72
Common stock shares outstanding	15,923,514	15,897,698	15,805,748	15,818,494	15,780,657
Weighted-average basic shares outstanding	15,068,036	14,973,610	14,823,914	14,765,452	14,720,892
Weighted-average diluted shares outstanding	15,691,338	15,502,481	15,192,006	15,077,291	15,012,540

(1)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(2)	Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense annualized divided by average assets. See "Reconciliation of Non-GAAP Financial Measures" table.
(4)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income. See "Reconciliation of Non-GAAP Financial Measures" table.
(5)
Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
 The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31,		December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017		2016	2016	2016	2016
Capital Ratios:

Equity to total assets at end of period	9.11%		9.17%	9.03%	9.08%	9.18%
Average equity to average assets	9.28%		9.18%	9.20%	9.34%	9.22%
Total Capital (to Risk Weighted Assets)	12.67%	*	12.78%	12.57%	12.63%	12.88%
Tier I Capital (to Risk Weighted Assets)	11.74%	*	11.82%	11.62%	11.69%	11.92%
Common Equity Tier I Capital	11.74%	*	11.82%	11.62%	11.69%	11.92%
Tier I Leverage Capital (to Average Assets)	9.47%	*	9.41%	9.40%	9.55%	9.44%
Total equity to total average assets	9.25%		9.18%	9.17%	9.32%	9.20%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 954,764		$ 907,946	$ 864,054	$ 842,427	$ 855,148
Commercial	992,861		979,370	931,703	922,643	893,477
Construction	60,694		49,679	50,083	41,466	36,557
Commercial	420,747		430,539	449,008	437,046	402,960
Home equity line of credit	168,157		170,786	172,148	171,212	172,325
Other	5,375		5,348	5,426	5,570	5,842
Total loans	2,602,598		2,543,668	2,472,422	2,420,364	2,366,309
Net deferred loan costs	4,272		3,844	3,942	3,776	4,110
Loans	2,606,870		2,547,512	2,476,364	2,424,140	2,370,419
Allowance for loan losses	(21,349)		(21,529)	(21,263)	(20,720)	(20,174)
Loans, net	$ 2,585,521		$ 2,525,983	$ 2,455,101	$ 2,403,420	$ 2,350,245

Deposits:

Noninterest-bearing demand deposits	$ 437,385		$ 441,283	$ 419,664	$ 415,562	$ 396,356
Interest-bearing
NOW accounts	622,844		542,764	590,213	429,973	529,267
Money market	521,759		532,681	536,979	498,847	488,497
Savings accounts	239,743		233,792	223,848	229,868	223,188
Time deposits	466,121		464,570	477,169	477,188	460,524
Total interest-bearing deposits	1,850,467		1,773,807	1,828,209	1,635,876	1,701,476
Total deposits	$ 2,287,852		$ 2,215,090	$ 2,247,873	$ 2,051,438	$ 2,097,832

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	March 31,	December 31,	March 31,
	2017	2016	2016
(Dollars in thousands)
Assets
Cash and due from banks	$ 32,706	$ 44,086	$ 36,418
Interest bearing deposits with other institutions	3,721	3,637	22,748
Total cash and cash equivalents	36,427	47,723	59,166
Securities held-to-maturity, at amortized cost	50,320	33,061	19,964
Securities available-for-sale, at fair value	105,541	103,520	128,681
Loans held for sale	2,464	3,270	6,145
Loans (1)	2,606,870	2,547,512	2,370,419
Allowance for loan losses	(21,349)	(21,529)	(20,174)
Loans, net	2,585,521	2,525,983	2,350,245
Premises and equipment, net	17,903	18,002	18,210
Federal Home Loan Bank of Boston stock, at cost	16,418	16,378	15,688
Accrued income receivable	7,398	7,432	6,346
Bank-owned life insurance	52,044	51,726	50,725
Deferred income taxes	14,790	14,795	15,506
Prepaid expenses and other assets	15,438	15,665	30,938
Total assets	$ 2,904,264	$ 2,837,555	$ 2,701,614

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,850,467	$ 1,773,807	$ 1,701,476
Noninterest-bearing	437,385	441,283	396,356
	2,287,852	2,215,090	2,097,832
Federal Home Loan Bank of Boston advances	282,057	287,057	259,600
Repurchase agreement borrowings	10,500	10,500	10,500
Repurchase liabilities	19,526	18,867	31,118
Accrued expenses and other liabilities	39,662	45,865	54,551
Total liabilities	2,639,597	2,577,379	2,453,601

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	184,456	184,111	182,747
Unallocated common stock held by ESOP	(10,309)	(10,567)	(11,363)
Treasury stock, at cost	(30,047)	(30,400)	(32,355)
Retained earnings	126,882	123,541	115,444
Accumulated other comprehensive loss	(6,496)	(6,690)	(6,641)
Total stockholders' equity	264,667	260,176	248,013
Total liabilities and stockholders' equity	$ 2,904,264	$ 2,837,555	$ 2,701,614

(1)	Loans include net deferred fees and unamortized premiums of $4.3 million, $3.8 million and $4.1 million at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2017	2016	2016
Interest income
Interest and fees on loans
Mortgage	$ 17,558	$ 16,451	$ 15,907
Other	4,947	5,058	4,714
Interest and dividends on investments
United States Government and agency obligations	474	335	418
Other bonds	7	10	13
Corporate stocks	199	231	239
Other interest income	27	75	32
Total interest income	23,212	22,160	21,323
Interest expense
Deposits	2,911	3,010	2,736
Interest on borrowed funds	949	924	967
Interest on repo borrowings	95	96	95
Interest on repurchase liabilities	7	8	19
Total interest expense	3,962	4,038	3,817
Net interest income	19,250	18,122	17,506
Provision for loan losses	325	616	217
Net interest income
after provision for loan losses	18,925	17,506	17,289
Noninterest income
Fees for customer services	1,506	1,537	1,484
Net gain on loans sold	416	925	490
Brokerage and insurance fee income	50	47	54
Bank owned life insurance income	319	361	414
Other	874	666	458
Total noninterest income	3,165	3,536	2,900
Noninterest expense
Salaries and employee benefits	9,327	9,109	9,376
Occupancy expense	1,313	1,211	1,219
Furniture and equipment expense	984	983	1,061
FDIC assessment	428	424	404
Marketing	567	523	421
Other operating expenses	2,533	2,849	2,796
Total noninterest expense	15,152	15,099	15,277
Income before income taxes	6,938	5,943	4,912
Income tax expense	1,845	1,757	1,299
Net income	$ 5,093	$ 4,186	$ 3,613

Earnings per share:
Basic	$ 0.34	$ 0.28	$ 0.24
Diluted	0.32	0.27	0.24
Weighted average shares outstanding:
Basic	15,068,036	14,973,610	14,720,892
Diluted	15,691,338	15,502,481	15,012,540

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest and Dividends (1)	Yield/Cost	Average Balance	Interest and Dividends (1)	Yield/Cost	Average Balance	Interest and Dividends (1)	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,576,295	$ 23,101	3.64%	$ 2,497,897	$ 22,092	3.52%	$ 2,366,935	$ 21,132	3.59%
Securities	142,929	529	1.50%	131,837	402	1.21%	154,534	483	1.26%
Federal Home Loan Bank of Boston stock	16,165	151	3.79%	15,200	174	4.55%	19,804	187	3.80%
Federal funds and other earning assets	6,351	27	1.72%	60,518	75	0.49%	27,148	32	0.47%
Total interest-earning assets	2,741,740	23,808	3.52%	2,705,452	22,743	3.34%	2,568,421	21,834	3.42%
Noninterest-earning assets	118,104			128,332			127,192
Total assets	$ 2,859,844			$ 2,833,784			$ 2,695,613

Interest-bearing liabilities:
NOW accounts	$ 602,631	$ 528	0.36%	$ 552,444	$ 443	0.32%	$ 522,876	$ 380	0.29%
Money market	529,409	970	0.74%	557,864	1,109	0.79%	478,954	995	0.84%
Savings accounts	231,465	61	0.11%	229,052	64	0.11%	216,102	58	0.11%
Certificates of deposit	466,852	1,352	1.17%	471,023	1,394	1.18%	450,917	1,303	1.16%
Total interest-bearing deposits	1,830,357	2,911	0.64%	1,810,383	3,010	0.66%	1,668,849	2,736	0.66%
Federal Home Loan Bank of Boston Advances	245,591	949	1.57%	226,766	924	1.62%	272,610	967	1.43%
Repurchase agreement borrowings	10,500	95	3.67%	10,500	96	3.64%	10,500	95	3.64%
Repurchase liabilities	24,984	7	0.11%	30,245	8	0.11%	47,543	19	0.16%
Total interest-bearing liabilities	2,111,432	3,962	0.76%	2,077,894	4,038	0.77%	1,999,502	3,817	0.77%
Noninterest-bearing deposits	433,058			434,659			390,926
Other noninterest-bearing liabilities	49,886			61,023			56,765
Total liabilities	2,594,376			2,573,576			2,447,193
Stockholders' equity	265,468			260,208			248,420
Total liabilities and stockholders' equity	$ 2,859,844			$ 2,833,784			$ 2,695,613

Tax-equivalent net interest income		$ 19,846			$ 18,705			$ 18,017
Less: tax-equivalent adjustment		(596)			(583)			(511)
Net interest income		$ 19,250			$ 18,122			$ 17,506

Net interest rate spread (2)			2.76%			2.57%			2.65%
Net interest-earning assets (3)	$ 630,308			$ 627,558			$ 568,919
Net interest margin (4)			2.94%			2.75%			2.82%
Average interest-earning assets to average interest-bearing liabilities
		129.85%			130.20%			128.45%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2017	2016	2016	2016	2016
Net Income	$ 5,093	$ 4,186	$ 3,773	$ 3,643	$ 3,613
Adjustments:
Plus: Mortgage servicing rights (recovery) impairment	-	(283)	(91)	374	-
Less: Prepayment penalty fees	(84)	-	-	(370)	(10)
Less: Off-balance sheet commitments change in accounting estimate	-	-	-	(423)	-
Less: Bank-owned life insurance proceeds	-	-	-	-	(77)
Total core adjustments before taxes	(84)	(283)	(91)	(419)	(87)
Tax benefit on core adjustments	29	99	32	147	4
Deferred tax asset write-off (1)	-	137	-	-	-
Total core adjustments after taxes	(55)	(47)	(59)	(272)	(83)
Total core net income	$ 5,038	$ 4,139	$ 3,714	$ 3,371	$ 3,530

Total net interest income	$ 19,250	$ 18,122	$ 17,755	$ 17,872	$ 17,506
Less: Prepayment penalty fees	(84)	-	-	(370)	(10)
Total core net interest income	$ 19,166	$ 18,122	$ 17,755	$ 17,502	$ 17,496

Total noninterest income	$ 3,165	$ 3,536	$ 3,685	$ 2,617	$ 2,900
Plus: Mortgage servicing rights (recovery) impairment	-	(283)	(91)	374	-
Less: Bank-owned life insurance proceeds	-	-	-	-	(77)
Total core noninterest income	$ 3,165	$ 3,253	$ 3,594	$ 2,991	$ 2,823

Total noninterest expense	$ 15,152	$ 15,099	$ 15,484	$ 14,644	$ 15,277
Plus: Off-balance sheet commitments change in accounting estimate	-	-	-	423	-
Total core noninterest expense	$ 15,152	$ 15,099	$ 15,484	$ 15,067	$ 15,277

Core earnings per common share, diluted	$ 0.32	$ 0.27	$ 0.24	$ 0.22	$ 0.23

Core net interest rate margin (2)	2.92%	2.75%	2.74%	2.81%	2.82%
Core return on average assets (annualized)	0.70%	0.58%	0.53%	0.50%	0.52%
Core return on average equity (annualized)	7.59%	6.36%	5.80%	5.34%	5.68%
Core non-interest expense to average assets (annualized)	2.12%	2.13%	2.22%	2.23%	2.27%
Efficiency ratio (3)	67.85%	70.64%	72.53%	73.52%	75.19%

Tangible book value (4)	$ 16.62	$ 16.37	$ 16.17	$ 15.95	$ 15.72

(1)	Represents a write-off of the remaining deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(2)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(4)
Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
 The Company does not have goodwill and intangible assets for any of the periods presented.